For additional information, contact:

Rick L. Hull, President & CEO

Ohio Legacy Corp

(330) 244-2985

FOR RELEASE: August 14, 2012

SUBJECT: OHIO LEGACY CORP REPORTS SECOND QUARTER EARNINGS

NORTH CANTON, OHIO—Ohio Legacy Corp (the “Company”), parent company of Premier Bank & Trust (the “Bank”), reported net income of $33,000 for the three months ended June 30, 2012 compared to a loss of $239,000 for the three months ended June 30, 2011. For the six months ended June 30, 2012, the Company reported a loss of $182,000 compared to a loss of $708,000 for the six months ended June 30, 2011.

Rick L. Hull, President & CEO, stated, “Second quarter results were right on target with our expectations. This small profit marks a return to what we believe will be sustainable profitability from our core banking. Our loan production has exceeded expectations and our pipelines in all areas of lending are robust. We continue to add clients in all banking segments, with a significant increase in our private banking area over the past year. We are excited about these results and about the remainder of 2012.”

Portfolio loan balances increased to $122.6 million at June 30, 2012 from $110.8 million at year-end 2011, an increase of 10.7%. Loans held for sale increased to $7.3 million at June 30, 2012 from $896,000 at year-end 2011. Total deposits increased 9.7%, or $10.1 million, to $114.1 million at June 30, 2012 compared to $104.0 million at year-end 2011.

Asset management revenue increased to $443,000 for the six months ended June 30, 2012 compared to $345,000 for the same period in 2011. Assets under management at June 30, 2012 totaled $111 million with an additional $58 million in assets serviced through its brokerage division. A full service branch office in St. Clairsville, Ohio, opened in February 2012 expanding services previously offered at the St. Clairsville Wealth Office. This opens the door to all residents in the community seeking professional and personal community bank service. Denise Penz, Executive Vice President, Chief Operating Officer and Wealth Division Manager, said, “We are so excited to serve the financial needs of the people we have known for so many years here in this market. Many local landowners have realized some pretty substantial financial windfalls as a result of the Utica and Marcellus shale plays in Belmont, Stark and the surrounding counties. We are fully prepared to assist landowners with their financial planning and other local businesses looking to expand. Many homeowners have a terrific opportunity to refinance their homes and see significant cost savings.”

Mr. Hull said, “The sale of $74.3 million in deposits associated with two banking offices in Wooster, Ohio during the fourth quarter of 2011 turned out just as we anticipated. Our net interest margin increased to 3.62% for the second quarter of 2012 compared to 2.78% for the September 2011 quarter immediately preceding the sale. Although service charges and other deposit-related fees were down about $164,000 for the first half of 2012 compared to the same period of 2011 as a result of the deposit sale, overhead expense savings more than covered this decline. Total noninterest expenses were down $638,000 for the first half of 2012 with a sizable amount of these savings related to Wooster banking offices.”

Ohio Legacy Corp is a bank holding company with total assets of $158 million with Premier Bank & Trust offices in North Canton and St. Clairsville, Ohio. Ohio Legacy Corp stock trades on the NASDAQ Capital Market under the symbol OLCB.

Forward-looking Statements

In addition to historic information, this press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are statements other than statements of historical fact, including statements regarding the Company's expectations, beliefs, hopes, intentions or strategies regarding the future. In some cases, forward-looking statements can be identified by the use of words such as "may", "will", "expects", "should", "believes", "plans", "anticipates", "estimates", "predicts", "potential", "continue", or other words of similar meaning. Readers should not place undue reliance on forward-looking statements, which reflect management's opinion only as of the date on which they were made and, due to many factors, are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in, or implied by, the forward looking statements. These factors include general economic conditions which could increase loan losses above loan loss reserves, competition from other banking institutions, financial institutions and nonbank or non-regulated companies or firms that engage in similar activities with significantly greater resources, credit, market, operational, liquidity and interest rate risks, fiscal and monetary policies and legislation impacting future operations and performance and adverse business conditions. Except as required by law, the Company disclaims any obligation to review or update these forward-looking statements to reflect events or circumstances as they occur. Readers should also carefully review these and other risk factors described in Company reports filed with the Securities and Exchange Commission.

OHIO LEGACY CORP
CONSOLIDATED BALANCE SHEETS
(Unaudited)
As of June 30, 2012 and December 31, 2011

	June 30,	December 31,
	2012	2011
ASSETS
Cash and due from banks	$695,928	$778,689
Federal funds sold and interest-bearing deposits in financial institutions	7,943,003	19,267,467
Cash and cash equivalents	8,638,931	20,046,156
Certificate of deposit in financial institution	100,000	100,000
Securities available for sale	14,256,959	10,677,644
Loans held for sale	7,311,584	895,610
Loans, net of allowance of $2,271,108 and $2,484,478 at June 30, 2012 and December 31, 2011	120,301,447	108,277,319
Federal bank stock	1,577,750	1,597,850
Premises and equipment, net	2,547,715	2,452,627
Assets acquired in settlement of loans	2,152,128	2,012,752
Accrued interest receivable and other assets	786,895	541,409
Total assets	$157,673,409	$146,601,367

LIABILITIES
Deposits:
Noninterest-bearing demand	$24,191,472	$21,017,215
Interest-bearing demand	7,622,579	6,190,520
Savings	37,019,178	38,537,916
Certificates of deposit, net	45,237,665	38,216,813
Total deposits	114,070,894	103,962,464
Repurchase agreements	5,512,693	4,213,612
Short-term Federal Home Loan Bank advances	13,000,000	13,000,000
Long-term Federal Home Loan Bank advances	6,000,000	6,000,000
Accrued interest payable and other liabilities	545,864	837,203
Total liabilities	139,129,451	128,013,279

Commitments and contingent liabilities	-	-

SHAREHOLDERS' EQUITY
Preferred stock, no par value, 500,000 shares authorized, none outstanding	-	-
Common stock, no par value;
June 30, 2012 and December 31, 2011: 22,500,000 shares authorized, 19,714,564 shares issued and outstanding	35,904,793	35,806,662
Accumulated deficit	(17,650,824)	(17,468,889)
Accumulated other comprehensive income	289,989	250,315
Total shareholders' equity	18,543,958	18,588,088

Total liabilities and shareholders' equity	$157,673,409	$146,601,367

OHIO LEGACY CORP
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Interest and dividend income:
Loans, including fees	$1,396,125	$1,351,553	$2,740,907	$2,745,516
Securities, taxable	52,886	112,655	91,854	260,618
Securities, tax-exempt	27,001	27,264	53,908	54,435
Interest-bearing deposits, federal funds sold and other	7,327	22,222	19,606	40,142
Dividends on federal bank stock	19,174	18,784	39,407	38,408
Total interest and dividend income	1,502,513	1,532,478	2,945,682	3,139,119

Interest expense:
Deposits	146,121	280,308	290,281	606,278
Short-term Federal Home Loan Bank advances	5,474	-	10,150	13,754
Long-term Federal Home Loan Bank advances	8,503	-	17,007	-
Repurchase agreements	2,888	2,532	5,761	5,124
Capital leases	-	15,941	-	32,273
Total interest expense	162,986	298,781	323,199	657,429
Net interest income	1,339,527	1,233,697	2,622,483	2,481,690
Provision for loan losses	-	(49,967)	(7,557)	(26,195)
Net interest income after provision for loan losses	1,339,527	1,283,664	2,630,040	2,507,885

Noninterest income:
Service charges and other fees	73,421	152,589	142,002	305,782
Trust and brokerage fee income	226,949	179,212	443,336	345,051
Gain on sales of securities available for sale, net	-	-	-	32,999
Gain on sale of loans	38,691	21,493	61,484	48,240
Gain (loss) on disposition of assets acquired in settlement of loans	427	-	(26,414)	(35,299)
Loss on disposition of fixed assets	(2,541)	1,000	(2,541)	(337)
Other income	14,344	18,166	16,255	28,379
Total noninterest income	351,291	372,460	634,122	724,815

Noninterest expense:
Salaries and benefits	892,107	1,035,359	1,848,617	2,080,909
Occupancy and equipment	200,666	249,829	389,195	495,665
Professional fees	131,314	164,257	247,033	298,908
Franchise tax	60,750	52,500	121,550	106,300
Data processing	147,598	181,879	288,152	361,874
Marketing and advertising	30,786	16,410	47,705	39,359
Stationery and supplies	13,414	16,285	29,274	34,733
Deposit expense and insurance	78,953	94,539	151,891	207,748
Other expenses	122,629	233,394	327,741	464,099
Total noninterest expense	1,678,217	2,044,452	3,451,158	4,089,595

Net income (loss) before income taxes	12,601	(388,328)	(186,996)	(856,895)
Income tax expense (benefit)	(20,438)	(149,384)	(5,061)	(149,384)

Net income (loss)	$33,039	$(238,944)	$(181,935)	$(707,511)

Basic income (loss) per share	$0.00	$(0.01)	$(0.01)	$(0.04)
Diluted income (loss) per share	$0.00	$(0.01)	$(0.01)	$(0.04)